Exhibit 4.1

RIGHTS CERTIFICATE #: NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED MAY 21, 2015 TO A PROSPECTUS DATED SEPTEMBER 24, 2014 (COLLECTIVELY, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.
Imperial Holdings, Inc.
Incorporated under the laws of the State of Florida
NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE
Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Imperial Holdings, Inc.
Subscription Price: $5.75 per Share
THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON JUNE 15, 2015, UNLESS EXTENDED BY THE COMPANY REGISTERED OWNER:
THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of Imperial Holdings, Inc., a Florida corporation, at a subscription price of $5.75 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Imperial Holdings, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Right”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Imperial Holdings, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.
This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Imperial Holdings, Inc. and the signatures of its duly authorized officers.
Dated: May 27th, 2015
Antony Mitchell
Chief Executive Officer
Michael Altschuler
General Counsel and Secretary
COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.) TRANSFER AGENT AND REGISTRAR
By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b). To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for	shares x $5.75 = $
	(no. of new shares) (subscription price)	(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares of Common Stock for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for	shares x $5.75 = $
	(no. of new shares) (subscription price)	(amount enclosed)

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐	Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

☐	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Imperial Holdings, Inc., with reference to the rights holder’s name.

(d) LIMIT OWNERSHIP BELOW 10%

If you wish to own less than 10% of the outstanding common stock of Imperial Holdings, Inc. upon completion of this rights offering, please check this box: ☐ In order for this election to be effective, you must also contact the information agent, D.F. King & Co., Inc., at 877-478-5045, in order to make such arrangements.

Please inform us of the number of shares of common stock that you currently own without counting any shares to be issued upon exercise of these rights.

                 shares of common stock currently owned.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights or a certificate representing unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.